                                                                     EXHIBIT 4.6


                          REGISTRATION RIGHTS AGREEMENT

               THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 21, 2001, between the investor or investors signatory hereto (each an "Investor" and together the "Investors"), and Acres Gaming Incorporated, a Nevada corporation (the "Company").

               WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investors are purchasing from the Company, pursuant to the Convertible Subordinated Debentures and Warrants Purchase Agreement, dated the date hereof (the "Purchase Agreement") (CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PURCHASE AGREEMENT), $5,000,000, in the aggregate, principal amount of the Company's Convertible Subordinated Debentures and Warrants; and

               WHEREAS, the Company desires to grant to the Investors the registration rights set forth herein with respect to the Conversion Shares of Common Stock issuable upon conversion of, or as interest upon, the Convertible Subordinated Debentures, shares of Common Stock issuable upon exercise of the Warrants purchased pursuant to the Purchase Agreement and shares issuable in the event of a registration default pursuant to Section 3(f) (the "Securities").

               NOW, THEREFORE, the parties hereto mutually agree as follows:

               Section 1. Definitions.

                      "Exchange Act" means the Securities Exchange Act of 1934,
               as amended.

                      "Registration Statement" means a registration statement on
               Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors of the Securities under the Securities Act.

                      "Rule 144" means Rule 144 promulgated by the SEC pursuant
               to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                      "Rule 416" means Rule 416 promulgated by the SEC pursuant
               to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                      "Securities Act" means the Securities Act of 1933, as
               amended.

               Section 2. Restrictions on Transfer. Each Investor acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144. Each Investor understands that no disposition or transfer of the Securities may be made by Investor in the absence of (i) an opinion of counsel to the Investor, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) such registration.

                      With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

               (a)    comply with the provisions of paragraph (c)(1) of Rule
        144;

               (b) file with the SEC in a timely manner all reports and other documents required to be filed with the SEC pursuant to Section 13 or 15(d) under the Exchange Act by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements; and

               (c) upon request by the Transfer Agent, the Company shall provide the Transfer Agent an opinion of counsel, which opinion shall be reasonably acceptable to the Transfer Agent, that the Investor has complied with the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act.

               Section 3. Registration Rights With Respect to the Securities.

               (a) The Company agrees that it will prepare and file with the SEC, within 30 calendar days after the Closing Date, a registration statement on Form S-3 (or such other appropriate registration statement form) under the Securities Act at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Investors, so as to permit the resale of the Securities under the Act by the Investors as selling stockholders and not as underwriters.

               (b) The Company shall cause such Registration Statement to become effective within 60 calendar days (120 calendar days in the event of a "full review" by the SEC) after the Closing Date and shall request acceleration of effectiveness within 5 days of SEC clearance. The number of shares designated in the Registration Statement to be registered shall include all the Warrant Shares, 100% of the already converted Conversion Shares held by any Investor on the filing date and at least 200% of the greater of the number of shares which would be issuable upon the conversion of the principal amount of the Convertible Subordinated Debentures issued and to be issued at the Mandatory Conversion Price in effect (i) on the Closing Date, or (ii) on the date of the filing of the Registration Statement, and such number of shares as the Company deems prudent for the purpose of issuing shares of Common Stock as interest on the Convertible

        Subordinated Debentures, and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the SEC. The Company will notify the Investors and its transfer agent of the effectiveness of the Registration Statement within 1 Trading Day of such event. After the Effective Date, within 15 days after the day on which the number of Securities registered for resale by the Investors, notwithstanding the limitation on conversion herein and in the Purchase Agreement, is less than 125% of the number of Securities (calculated at the Mandatory Conversion Price on such date) held by the Investors on such date (the "Further Registration Date"), the Company shall file a further registration statement registering a number of shares of Common Stock to the extent that at least 200% of the shares which would be required to be issued upon the conversion of the remaining Convertible Subordinated Debentures at the Mandatory Conversion Price on the date of the filing of such further registration statement are registered and shall prosecute such additional registration statement to effectiveness within 90 calendar days (120 calendar days in the event of a "full review" by the SEC) of the Further Registration Date and shall request acceleration of effectiveness within 5 days of SEC clearance. Each Investor shall have the right to convert all or any of its Convertible Subordinated Debentures into up to a number of registered shares of Common Stock equal to such Investor's fraction of the aggregate Purchase Price multiplied by the initially registered and, if applicable, subsequently registered Securities, subject to any limitation on such conversion herein or in the Purchase Agreement; provided, however, in no event shall this provision limit each Investor's right to convert its Convertible Subordinated Debenture into unregistered shares of Common Stock. Notwithstanding anything herein to the contrary, if the only reason for the delay in effectiveness relates to an Investor's affiliation with a registered broker-dealer, the failure of such Investor to disclose the individuals that exercise voting and/or investment powers over the shares of Common Stock to be sold by such Investor or the failure of such Investor to disclose the Investor's beneficial ownership of the Common Stock, the aforementioned time periods as to effectiveness shall be tolled accordingly.

               (c) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 effective under the Securities Act until the earlier of (i) the date that none of the Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Securities have been sold pursuant to such Registration Statement, (iii) the date the Investors receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investors, that the Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) the date that all Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) three (3) years from the Effective Date.

               (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement hereunder and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investors shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of their counsel. The Investors and their counsel shall have a reasonable period, not to exceed 5 Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the SEC, and the Company shall provide each Investor with copies of any comment letters received from the SEC staff with respect to the Registration Statement that pertain specifically to this transaction or the selling shareholders and their plan of distribution within 2 Trading Days of receipt thereof. The Company shall qualify any of the securities for sale in such states as any Investor reasonably designates and shall furnish indemnification in the manner provided in
        Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investors with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investors.

               (e) The Company shall not be required by this Section 3 to include an Investor's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Investor and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Investor and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

               (f) In the event that (i) the Registration Statement is not filed by the Company in a timely manner as set forth in Section 3(a),
        (ii) the Registration Statement is not declared effective by the SEC within the period of time set forth in Section 3(b) herein, (iii) such Registration Statement is not maintained as effective by the Company for the period set forth in Section 3(c) above, or (iv) the additional registration statement referred to in Section 3(b) is not filed or declared effective within the time periods set forth in Section 3(b) herein (each a "Registration Default"), then the Company will pay each Investor (pro-rata on a monthly basis), for each Registration Default then in effect, as liquidated damages and not as a penalty, during any period in which a Registration Default is occurring, as to the first month, 1% per month and as to each month thereafter, 2% per month, of
        (i) the value of any outstanding Convertible Subordinated Debentures (valued at the average of the VWAPs during the applicable month multiplied by the number of Conversion Shares the Convertible Subordinated Debentures are convertible into based on (A) prior to 6 months from the Closing Date, the Set Price, and (B) following 6 months after the Closing Date, the Mandatory Conversion Price as to such month), (ii) the value of any outstanding Warrants (valued at the difference between the average VWAP during the applicable month and the Exercise Price multiplied by the number of Warrant Shares the Warrants are exercisable into), and (iii) the value of any Conversion Shares and Warrant Shares (valued at the average of the VWAPs during the applicable month multiplied by the number of such securities), held by such Investor until such corresponding Registration Default no longer exists ("Liquidated Damages"). Notwithstanding anything herein to the contrary, Liquidated Damages shall not accrue and be payable to an Investor to the extent that the only reason for the delay in effectiveness relates to such Investor's affiliation with a registered broker-dealer, such Investor's failure to disclose the individuals that exercise voting and/or investment powers over the shares of Common Stock to be sold by such Investor or the Investor's failure to disclose its beneficial ownership of the Common Stock. Such payment of the Liquidated Damages shall be made to the Investors in cash, or, at the option of the Company, in registered shares of Common Stock (based on the Mandatory Conversion Price) on the Trading Day prior to the date of payment) on the last day of each month during which a Registration Default occurred or was continuing, without demand therefor by the Investor; provided, however, that the payment of the Liquidated Damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

               If the Company does not remit the payment to the Investors as set forth above, the Company will pay the Investors reasonable costs of collection, including attorneys' fees, in addition to the Liquidated Damages and interest of 12% per annum on any liquidated damage payments not made in a timely manner as set forth above. The registration of the Securities pursuant to this provision shall not affect or limit the Investors' other rights or remedies as set forth in this Agreement.

               (g) Except for any rights pursuant to the Registration Rights Agreement, dated January 28, 1997, entered into between the Company and IGT and the registration rights to be granted to Roth Capital Partners, LLC pursuant to the warrants issued to it in connection with this transaction: (i) the Company shall be precluded from including in any registration statement which it is required to file pursuant to this
        Section 3 any other securities apart from the Registrable Securities, without the prior written consent of a majority in interest of the Investors, and (ii) the Company shall not file any registration statement other than the Registration Statement until after the Effective Date, without the consent of the Investors.

               (h) If at any time or from time to time after the effective date of any Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event (as defined in Section 3(i) below), the Investors shall not offer or sell any Securities or engage in any other transaction involving or relating to Securities or convert or exercise any of the Securities (except that, an Investor may elect to convert or exercise the Securities during such period provided such Investor enters into a confidentiality agreement with the Company pertaining only to the information requiring such blackout period, the Company discloses such information to such Investor, and such information shall be publicly disclosed at the end of such blackout period), from the time of the giving of notice with respect to a Potential Material Event until the Investors receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than twenty
        (20) calendar days in the aggregate during any twelve month period, during the period the Registration Statement is required to be in effect, and if such period is exceeded, such event shall be a Registration Default and subject to Liquidated Damages as set forth in
        Section 3(f) hereof. THE COMPANY MUST GIVE THE INVESTORS NOTICE IN WRITING PROMPTLY UPON KNOWLEDGE THAT SUCH A BLACKOUT PERIOD (WITHOUT INDICATING THE NATURE OF SUCH BLACKOUT PERIOD) WILL OCCUR BUT IN NO EVENT LESS THAN ONE (1) TRADING DAY PRIOR TO THE FIRST DAY OF THE BLACKOUT PERIOD AND SUCH NOTICE MUST BE ACKNOWLEDGED IN WRITING BY THE INVESTORS. FAILURE TO PROVIDE THE INVESTORS WITH SUCH NOTICE SHALL CONSTITUTE A REGISTRATION DEFAULT DURING THE ENTIRE APPLICABLE PERIOD THAT THE REGISTRATION STATEMENT IS SUSPENDED. Compliance by the Company with this Section 3(h) will not result in or be deemed a breach of any of the Company's obligations set forth in the Purchase Agreement not to disclose non-public information to the Investors.

               (i) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the applicable Registration Statement would be materially misleading absent the inclusion of such information.

               Section 4. Cooperation with Company. The Investors will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Investors and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate any Investor to consent to be named as an underwriter in any Registration Statement. The obligation of the Company to register the Registrable Securities shall be absolute and unconditional as to those Securities which the SEC will permit to be registered without naming the Investors as underwriters. Any delay or delays caused by the Investors by failure to cooperate as required hereunder shall not constitute a Registration Default.

               Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Investors' assistance and cooperation as reasonably required with respect to each Registration Statement:

               (a) (i)prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement whenever the Investors shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of Registrable Securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (b) (i)prior to the filing with the SEC of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Investors as required by Section 3(d) and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose respecting the Selling Shareholders and Plan of Distribution sections (or equivalents); (ii) furnish to each Investor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Act, and such other documents, as such Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Investor; and (iii) provide to each Investor copies of any comments and communications from the SEC relating to the Registration Statement, if lawful to do so;

               (c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors shall reasonably request (subject to the limitations set forth in Section 3(d) above), and do any and all other acts and things which may be necessary or advisable to enable each Investor to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities owned by such Investor;

               (d) list such Registrable Securities on the Principal Market, if the listing of such Registrable Securities is then permitted under the rules of such Principal Market;

               (e) notify each Investor at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, subject to Section 3(h), and the Company shall prepare and file a curative amendment under Section 5(a) as quickly as commercially possible and during such period, the Investors shall not make any sales of Registrable Securities pursuant to the Registration Statement and during such period; provided, however, any period during which the Investors are precluded from making sales of the Registrable Securities shall be included in the 20 calendar day period in Section 3(h) and any such days herein which exceed, or cause the Company to exceed, such 20 calendar day period shall be deemed a Registration Default and the Company shall be subject to Liquidated Damages as set forth in Section 3(f).

               (f) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities subject to the Registration Statement (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

               (g) cooperate with the Investors to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investors may request; and, within 3 Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the SEC, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

               (h) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

               (i) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

               (j)    maintain a transfer agent and registrar for its Common
        Stock.

               Section 6. Indemnification.

               (a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless the Investors and each person, if any, who controls an Investor within the meaning of the Securities Act (each a "Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof or by such Investor's failure to deliver to the purchaser a copy of the most recent prospectus (including any amendments or supplements thereto). This indemnity agreement will be in addition to any liability, which the Company may otherwise have.

               (b) To the maximum extent permitted by law, each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability, which the Distributing Investor may otherwise have. Notwithstanding anything to the contrary herein, the Distributing Investor shall be liable under this Section 6(b) for only that amount as does not exceed the net proceeds to such Distributing Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement.

               (c)    Promptly after receipt by an indemnified party under this
        Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

               All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

               Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               Notwithstanding any other provision of this Section 7, in no event shall any Investor be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.

               Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth in the Purchase Agreement or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. Either party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

               Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Investors under this Agreement may be assigned to any purchaser of substantially all of the Registrable Securities (or the rights thereto) from an Investor, as otherwise permitted by the Purchase Agreement.

               Section 10. Additional Covenants of the Company. The Company agrees that, for so long as it shall be required to maintain the effectiveness of the Registration Statement, it shall file all reports and information required to be filed by it with the SEC in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

               Section 11. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

               Section 12. Remedies/Severability. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

               Section 13. Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

               Section 14. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. The Company and each of the Investors agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. The non-prevailing party to any dispute hereunder shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with any such dispute.

                           ***************************

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, as of the date first set forth above.

                                  ACRES GAMING INCORPORATED

                                  By: /s/ Patrick W. Cavanaugh
                                      ----------------------------------------
                                      Patrick W. Cavanaugh, Senior
                                      Vice-President, CFO

                                  INVESTORS:

                                  RIVERVIEW GROUP, LLC

                                  By: /s/ Terry Feeney
                                      ----------------------------------------
                                  Name: Terry Feeney
                                  Title: Chief Operating Officer

                                  OMICRON PARTNERS, LP

                                  By: Omicron Capital L.P., as subadvisor
                                  By: Omicron Capital Inc., it general partner

                                  By: /s/ Olivier Morali
                                      ----------------------------------------
                                      Olivier Morali, President

                                  DEEPHAVEN PRIVATE PLACEMENT
                                  TRADING LTD.

                                  By: /s/ Bruce Lieberman
                                      ----------------------------------------
                                  Name: Bruce Lieberman
                                  Title: Director Private Placement Trading